UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 14, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Michael J. FitzGerald and Edward Ramirez

On March 14, 2007, Toreador Resources Corporation (“Toreador”) promoted Michael J. FitzGerald, 56, to Executive Vice President, Exploration and Production. From December 31, 2001 through March 14, 2007, he was Toreador’s Senior Vice President, Exploration and Production. Prior to joining Toreador on December 31, 2001, Mr. FitzGerald had been Vice President-Exploration and Production for Madison Oil Company since 1993. From 1978 to 1991, he was responsible for exploration in the North Sea, France and Holland for Triton Energy Corporation. Reference is made to the more detailed terms of Mr. FitzGerald’s employment agreement described below.

On March 14, 2007, Toreador promoted Edward Ramirez, 56, to Senior Vice President, Exploration and Production. From December 31, 2001 through March 14, 2007, he was Toreador’s Vice President, Technical. Prior to joining Toreador on December 31, 2001, Mr. Ramirez had been Vice President-Technical for Madison Oil Company since 1993. From 1989 through 1993, he was international marketing manager and international coordinator at Schlumberger/Geco-Prakla. From 1980-89, he was a geophysicist and geophysical manager for Triton Energy Corporation. Reference is made to the more detailed terms of Mr. Ramirez’s employment agreement described below.

On May 30, 2006, Mr. Ramirez was granted 40,000 shares of restricted stock with the transfer restrictions lapsing over four years: 10% lapsing after the first year, an additional 20% lapsing after the second year, an additional 30% lapsing after the third year and the remaining 40% lapsing after the fourth year. On November 8, 2006, Toreador entered into a Change in Control Agreement with Mr. Ramirez in addition to the employment agreement described below. Pursuant to the Change in Control Agreement, if (i) there is a “Change in Control” (as defined in the Toreador Resources Corporation 2005 Long-Term Incentive Plan) pursuant to which Toreador or any of its subsidiaries is a party, (ii) Mr. Ramirez is still an employee of Toreador on the date of such Change in Control and (iii) Mr. Ramirez has not received a grant of restricted stock in either 2009 or 2010, Toreador agreed to issue Mr. Ramirez 16,000 shares of restricted stock that will be 100% vested on the date of grant. If (i) there is a Change of Control pursuant to which Toreador or any of its subsidiaries is a party, (ii) Mr. Ramirez is still an employee of Toreador on the date of such Change in Control and (iii) Mr. Ramirez has received a grant of restricted stock for 2009 but not for 2010, Toreador agreed to issue Mr. Ramirez 8,000 shares of restricted stock that will be 100% vested on the date of grant. On January 25, 2007, Mr. Ramirez was granted 6,200 shares of restricted stock with the transfer restrictions lapsing over three years.

Executive Officer Employment Agreements

On March 14, 2007, Toreador approved employment agreements with Nigel Lovett, President and Chief Executive Officer, Michael J. FitzGerald, Toreador’s new Executive Vice President, Exploration and Production, Douglas W. Weir, Senior Vice President and Chief Financial Officer, Edward Ramirez, Toreador’s new Senior Vice President, Exploration and Production, and Charles Campise, Vice President and Chief Accounting Officer.

Mr. Lovett’s employment agreement is effective as of January 25, 2007, has a term of one year through January 25, 2008 and a base annual salary of $360,000. In addition, if all four of the goals set forth in Toreador’s 2007 Short Term Incentive Compensation Plan are met, Mr. Lovett shall be entitled to receive a bonus, in cash and stock, of $252,000, with Mr. Lovett determining which portion of the bonus is to be received in common stock so long as the minimum amount received in common stock is 50% of the bonus. The four goals are as follows: (i) attain 150% of 2006 oil and gas reserves, based on fully diluted shares at December 31, 2006 and 2007, on a BOE basis; (ii) increase annual production by more than 150% of the 2006 production on a BOE basis; (iii) general and administrative expenses for 2007 may not exceed $10 million, excluding payments to the former President and CEO; and (iv) operating income may be greater than $30 million, excluding payments to the former President and CEO. If all four goals are not met, the Toreador Compensation Committee will determine what amount of bonus should be paid under the Short Term Incentive Compensation Plan. In addition, if the same four goals under Toreador’s 2007 Long Term Incentive Compensation Plan are met, Mr. Lovett will be entitled to receive 40,000 shares of restricted common stock which shares shall vest equally over three years beginning on the first anniversary of the date of the award. If all four goals are not met, the Toreador Compensation Committee will determine the number of shares of restricted common stock to issue to Mr. Lovett. Toreador also agreed to reimburse Mr. Lovett for (i) reasonable personal travel between his New York office, his Connecticut home and Toreador’s Dallas office, (ii) his reasonable moving and storage costs when he moves to Dallas and (iii) his reasonable moving and storage costs when he moves from Dallas at the end of his employment with Toreador.

As an inducement to Mr. Lovett becoming Toreador’s President and Chief Executive Officer, Toreador shall grant him 10,000 shares of common stock at the end of Mr. Lovett’s first year of employment, 20,000 shares at the end of his second year of employment, 30,000 shares at the end of his third year of employment and 40,000 shares at the end of his fourth year of employment. It is currently contemplated that these grants will be made pursuant to the 2005 Long-Term Incentive Plan. If prior to the end of his fourth year of employment, Mr. Lovett resigns other than for “Good Reason,” is terminated for “Cause” (as defined below) or because of his death or “Disability” (as defined below), the shares that have not been granted at that time will be forfeited. However, if prior to the end of his fourth year of employment, Mr. Lovett is terminated for other than “Cause,” he resigns for “Good Reason,” (as defined below) or a “Change of Control” (as defined below) occurs and following such “Change of Control,” Mr. Lovett is terminated without “Cause,” Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, the shares that have not been granted at that time will be granted to Mr. Lovett.

If Mr. Lovett is terminated for “Cause,” as a result of a voluntary resignation that is not for Good Reason or due to a “Disability,” he only receives his annual base salary and payments for earned but unused vacation time through the date of his termination. If Mr. Lovett is terminated without “Cause” or resigns for “Good Reason,” Mr. Lovett will be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if Toreador provides medical insurance for its employees, medical insurance premiums for the lesser of two years or until Mr. Lovett’s coverage under Toreador’s United States medical plan terminates.

If there is a “Change of Control” and following such “Change of Control,” Mr. Lovett is terminated without “Cause,” Mr. Lovett is demoted from the positions of President and Chief Executive Officer or Mr. Lovett’s authorities, powers, functions, responsibilities or duties are materially reduced, all the stock awards granted to Mr. Lovett under Toreador’s 2007 Short Term Incentive Compensation Plan and 2007 Long Term Incentive Compensation Plan will be fully vested.

“Cause” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) the executive’s commission of a dishonest or fraudulent act in connection with the executive’s employment, or the misappropriation of Toreador property; (ii) the executive’s conviction of, or plea of nolo contendere to, a felony or crime involving dishonesty; (iii) the executive’s inattention to duties, unsatisfactory performance, or failure to perform the executive duties hereunder, provided in each case Toreador gives the executive written notice and thirty (30) days to correct the executive’s performance to Toreador’s satisfaction; (iv) a substantial failure to comply with Toreador’s policies; (v) a material and willful breach of the executive’s fiduciary duties in any material respect, provided in each case Toreador gives the executive written notice and thirty (30) days to correct; (vi) the executive's failure to comply in any material respect with any legal written directive of the board of directors of Toreador; or (vii) any act or omission of the executive which is of substantial detriment to Toreador because of the executive's intentional failure to comply with any statute, rule or regulation, except any act or omission believed by the executive in good faith to have been in or not opposed to the best interest of Toreador (without intent of the executive to gain, directly or indirectly, a profit to which the executive was not legally entitled).

“Change in Control” for Mr. Lovett is defined to mean any one of the following, except as otherwise provided herein: (i) during any period of two (2) consecutive years, individuals who, at the beginning of such period constituted the entire board of directors, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election, Toreador’s stockholders, of each new director was approved by a vote of a least a majority of the directors then still in office who were directors at the beginning of the period; (ii) any person or group of persons (i.e., two or more persons agreeing to act together for the purpose of acquiring, holding, voting or disposing of equity securities of Toreador (other than any “group” deemed to exist by virtue of aggregating the number of securities beneficially owned by any or all of the current directors of Toreador (and the “Affiliates” of such directors, as that term is defined below) serving as such as of May 19, 2005 (collectively, the “Exempt Group”)) together with his or its Affiliates, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the voting power of Toreador’s then outstanding securities entitled generally to vote for the election of Toreador’s directors; (iii) the merger or consolidation of Toreador with or into any other entity if Toreador is not the surviving entity (or Toreador is the surviving entity but voting securities of Toreador are exchanged for securities of any other entity) and any person or group of persons (other than the Exempt Group), together with his or its Affiliates, is the beneficial owner, directly or indirectly, of 50.1% or more of the surviving entity’s then outstanding securities entitled generally to vote for the election of the surviving entity’s directors; or (iv) the sale of all or substantially all of the assets of Toreador or the liquidation or dissolution of Toreador. For purposes of definition, the term “Affiliate” with respect to any person shall mean any person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. Notwithstanding the foregoing provisions of this definition, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, the definition of “Change in Control” is the definition provided for under Section 409A of the Internal Revenue Code of 1986, as amended and the regulations or other guidance issued thereunder.

“Disability” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean a physical or mental condition which, in the judgment of the board of directors (excluding the executive, if applicable) prevents the executive from performing the essential functions of the executive’s position with Toreador, even with reasonable accommodation, for a period of not less than ninety (90) consecutive days.

“Good Reason” for Messrs. Lovett, FitzGerald, Weir, Ramirez and Campise is defined to mean (i) failure to elect or reelect or otherwise to maintain the executive in the office or the position, or a substantially equivalent office or position, of or with Toreador (or any successor thereto by operation of law or otherwise), as the case may be, which the executive holds at the effective date of the employment agreement; (ii) (A) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the position with Toreador which the executive holds at the effective date of the employment agreement, or (B) a reduction in the executive's annual base salary set forth in the employment agreement received from Toreador and the annual bonus opportunity available to the executive for the year in which the termination occurs under Toreador’s then existing bonus program applicable to the executive, any of which is not remedied by Toreador within thirty (30) calendar days after receipt by Toreador of written notice from the executive of such change, reduction or termination, as the case may be; (iii) Toreador relocates its principal executive offices (if such offices are the principal location of the executive's work), or requires the executive to have his or her principal location of work changed, to any location that, in either case, is in excess of twenty-five (25) miles from the location thereof at the effective date of the employment agreement; or (iv) without limiting the generality or effect of the foregoing, any material breach of this employment agreement by Toreador or any successor thereto which is not remedied by Toreador within thirty (30) calendar days after receipt by Toreador of written notice from the executive of such breach.

Each of the employment agreements of Messrs. FitzGerald, Weir, Ramirez and Campise is effective as of March 14, 2007, has a term of one year through March 14, 2008 and a base annual salary for Mr. FitzGerald of $275,000, Mr. Weir of $255,000, Mr. Ramirez of $220,500 and Mr. Campise of $168,000.

If one of these executives is terminated for “Cause,” (as defined above) as a result of a voluntary resignation that is not for “Good Reason” (as defined above) or due to a “Disability” (as defined above), such executive only receives his annual base salary and payments for earned but unused vacation time through the date of his termination. If one of these executives is terminated without “Cause” or resigns for “Good Reason,” such executive shall be entitled to receive the following: (i) all salary earned through the date of termination and payments for all earned but unused vacation time; (ii) two years annual base salary paid out over 24 months, and (iii) if Toreador provides medical insurance for its employees, medical insurance premiums for the lesser of two years or until the executive’s coverage under Toreador’s United States medical plan terminates.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date: March 20, 2007

By:	/s/ Douglas W. Weir

Douglas W. Weir, Senior Vice President and Chief Financial Officer